Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG 2014 RESULTS, EXPECTS 8%-10% REVENUE GROWTH IN 2015

o	Consolidated revenues for 2014 increased 8% to $34.9 billion

o	Adjusted income from operations1 for 2014 was $2.0 billion, or $7.43 per share

o	Shareholders’ net income for 2014 was $2.1 billion, or $7.83 per share

o	Consolidated revenues and adjusted income from operations1,2 are expected to grow in 2015

BLOOMFIELD, CT, February 5, 2015 – Cigna Corporation (NYSE: CI) today reported strong fourth quarter and full year 2014 results with each of the Company's business segments posting revenue and earnings growth over the prior year.

Consolidated revenues for 2014 were $34.9 billion, an increase of 8% over 2013.  Revenues reflect growth in premiums and fees of 7% in Global Health Care, 14% in Global Supplemental Benefits and 6% in Group Disability and Life, primarily driven by continued growth in Cigna's targeted customer segments.

Cigna's adjusted income from operations1 for full year 2014 was $2.0 billion, or $7.43 per share, compared with $1.93 billion, or $6.79 per share, for 2013.  This represents per share growth of 9% and reflects strong revenue growth, continued effective medical cost management and disciplined expense management.  For the fourth quarter of 2014, adjusted income from operations1 was $446 million, or $1.69 per share, compared to $387 million, or $1.39 per share, for the fourth quarter of 2013.

 “We continue to leverage Cigna's capabilities across our diversified businesses, effectively deploy capital, and deliver personalized and innovative solutions in existing and new growth markets to create sustained, long-term value,” said David M. Cordani, President and Chief Executive Officer.

Cigna also reported shareholders’ net income in 2014 of $2.1 billion, or $7.83 per share, compared to $1.48 billion, or $5.18 per share, for 2013.  Shareholders’ net income in 2013 included special items1 which resulted in after-tax charges of $622 million, or $2.19 per share.

For the fourth quarter of 2014, shareholders’ net income was $467 million, or $1.77 per share, compared with $361 million, or $1.29 per share, for the fourth quarter of 2013.  Fourth quarter 2013 shareholders’ net income included a special item1 charge of $40 million after-tax, or $0.15 per share, related to costs associated with an organizational efficiency plan.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and a reconciliation of adjusted income from operations1 to shareholders’ net income (dollars in millions, except per share amounts; customers in thousands):

				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014

Total Revenues	$8,928	$8,151	$8,757	$34,914

Consolidated Earnings
Adjusted income from operations1	$446	$387	$519	$1,996
Net realized investment gains, net of taxes	21	14	15	106
Special items, net of taxes1	-	(40)	-	-
Shareholders' net income1	$467	$361	$534	$2,102

Adjusted income from operations1, per share	$1.69	$1.39	$1.95	$7.43
Shareholders' net income, per share	$1.77	$1.29	$2.01	$7.83

	As of the Periods Ended
	December 31,		September 30,
	2014	2013	2014

Global Medical Customers (ex. Limited Benefits)4	14,456	14,078	14,346

•	Cash and short term investments at the parent company were approximately $400 million at December 31, 2014 and approximately $760 million at December 31, 2013.

•
In 2014, the Company repurchased approximately 18.5 million shares of stock for approximately $1.63 billion.  During the period January 1, 2015 through February 4, 2015, the Company repurchased an additional 1.1 million shares of common stock for approximately $115 million.3

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to segment earnings (loss).

Global Health Care

This segment includes Cigna’s Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers on guaranteed cost, retrospectively experience-rated and administrative services only (“ASO”) funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014

Premiums and Fees	$6,254	$5,723	$6,109	$24,476
Adjusted Income from Operations1	$371	$318	$434	$1,646
Adjusted Margin, After-Tax5	5.3%	5.0%	6.3%	6.0%

	As of the Periods Ended
	December 31,		September 30,
Customers:	2014	2013	2014
Commercial (ex. Limited Benefits)4	13,938	13,586	13,832
Government	518	492	514
Medical (ex. Limited Benefits)4	14,456	14,078	14,346

Behavioral Care	23,853	22,515	23,494
Dental6	12,858	12,234	12,837
Pharmacy	7,542	7,095	7,445
Medicare Part D	1,188	1,190	1,194

•
Fourth quarter 2014 premiums and fees increased approximately 9% relative to fourth quarter 2013, driven by rate actions, specialty contributions and customer growth in our Commercial business, partially offset by the exit of the Limited Benefits business due to ACA regulation as well as lower government reimbursement rates.

•
Fourth quarter 2014 adjusted income from operations1 and adjusted margin, after-tax5 reflect medical and specialty business growth, continued effective medical cost management and improving results in our individual business.

•	Adjusted income from operations1 included favorable prior year reserve development on an after-tax basis of approximately $53 million for full year 2014 compared to $77 million for full year 2013.

•	Global Health Care net medical claims payable7 was approximately $1.93 billion at December 31, 2014 and $1.86 billion at December 31, 2013.

Global Supplemental Benefits

This segment includes Cigna’s global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014

Premiums and Fees8	$726	$662	$743	$2,871
Adjusted Income from Operations1	$33	$40	$83	$230
Adjusted Margin, After-Tax5	4.4%	5.8%	10.7%	7.7%

	As of the Periods Ended
	December 31,		September 30,
	2014	2013	2014

Policies8	12,342	11,869	12,324

•
Fourth quarter 2014 premiums and fees grew 10% relative to fourth quarter 2013, reflecting customer growth and increased sales of higher premium products, partially offset by unfavorable foreign currency movements.

•
Fourth quarter 2014 adjusted income from operations1 and adjusted margin, after-tax5 reflect the impact of increased strategic investments supporting long-term growth, elevated claims, in part due to seasonality, and a higher effective tax rate.

•	Third quarter 2014 adjusted income from operations1 and adjusted margin, after-tax5 reflect the net favorable impact of tax items totaling $21 million.

Group Disability and Life

This segment includes Cigna’s group disability, life and accident insurance operations.
Financial Results (dollars in millions):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014

Premiums and Fees	$920	$873	$909	$3,635
Adjusted Income from Operations1	$85	$66	$55	$317
Adjusted Margin, After-Tax5	8.4%	6.9%	5.6%	8.0%

•	Fourth quarter 2014 results benefited from premium and fee growth of 5% relative to fourth quarter 2013, driven by business growth and strong retention in both our disability and life businesses.

•	Adjusted income from operations1 and adjusted margin, after-tax5 for the fourth quarter 2014 include favorable claims experience in our life insurance business.

Corporate & Other Operations

Adjusted income (loss) from operations1 for Cigna's remaining operations is presented below:

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014

Corporate & Other Operations9	$(43)	$(37)	$(53)	$(197)

•	Third quarter 2014 results were impacted by unfavorable tax related items totaling $12 million after-tax.

OUTLOOK

Cigna's outlook for full year 2015 consolidated adjusted income from operations1,2, which now excludes the impact of acquisition related amortization expense of approximately $100 million or $0.40 per share, is in the range of $2.1 billion to $2.2 billion, or $8.00 to $8.40 per share.  Cigna’s outlook also excludes the potential effects of future capital deployment.3

(dollars in millions, except where noted and per share amounts)	Full-Year Ending
December 31, 2015

Projected Adjusted Income (Loss) from Operations1,2
Global Health Care	$1,730 to 1,790
Global Supplemental Benefits	$230 to 250
Group Disability and Life	$320 to 340
Ongoing Businesses	$2,280 to 2,380

Corporate & Other Operations	$(180)
Consolidated Projected Adjusted Income from Operations1,2	$2,100 to 2,200

Consolidated Projected Adjusted Income from Operations, per share1,2,3	$8.00 to 8.40

2015 Projected Operating Metrics and Ratios Outlook
Consolidated Revenue Growth	8% to 10%

Full Year Total Commercial Medical Care Ratio10	78% to 79%
Full Year Total Government Medical Care Ratio10	84.5% to 85.5%
Full Year Global Health Care Operating Expense Ratio10	21% to 22%
Global Medical Customer Growth (ex-pending acquisition) 11	1% to 3%

The foregoing statements represent the Company’s current estimates of Cigna's 2015 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  A link to the conference call, during which management will review fourth quarter 2014 results and discuss full year 2015 outlook, is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page.

Notes:

1.
Adjusted income (loss) from operations is defined as segment earnings (loss) excluding (i) special items, (ii) the results of Cigna's Guaranteed Minimum Income Benefits (GMIB) business, and (iii) beginning in 2015, amortization of other acquired intangible assets.  Segment earnings (loss) is defined as shareholders’ net income (loss) before net realized investment results.  Special items are included in shareholders’ net income and segment earnings (loss), but excluded from adjusted income (loss) from operations.  Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss) on a segment basis and shareholders’ net income on a consolidated basis; see Exhibit 2 for reconciliations of the non-GAAP measures to the most directly comparable GAAP measures.

2.
Management is unable to provide a forward-looking reconciliation of adjusted income (loss) from operations to shareholders’ net income for full year 2015 since future net realized investment results and special items cannot be identified or reasonably estimated at this time.

3.
The Company may repurchase shares of its common stock from time to time.  The Company’s outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

4.
In connection with U.S. health care reform legislation, the Company ceased offering Limited Medical Benefits products effective December 31, 2013.  Therefore, the Company’s medical customer growth for 2014 excludes these products from the 2013 customer numbers.  As of December 31, 2013, there were 139,000 customers enrolled in these products.

5.
Adjusted margin, after-tax, is calculated by dividing segment earnings (loss) excluding special items by segment revenues.  Segment margin is calculated by dividing segment earnings (loss) by segment revenue.  For the three month periods ended December 31, 2014 and September 30, 2014, as well as the full year ended December 31, 2014, segment margins were equal to adjusted margins because there were no special items for these periods. For the three months ended December 31, 2013, segment margin was 4.5% for Global Health Care, 4.6% for Global Supplemental Benefits, and 6.8% for Group Disability and Life.

6.	Prior period dental membership has been revised to conform to current presentation.

7.
Global Health Care medical claims payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical claims payable balance was $2.18 billion as of December 31, 2014 and $2.05 billion as of December 31, 2013.

8.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture’s earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

9.
The GMIB business and Guaranteed Minimum Death Benefits business, also known as Variable Annuity Death Benefits (VADBe), have been in run-off since 2000.  Cigna entered into a definitive agreement with Berkshire Hathaway to exit the GMIB and VADBe businesses, effective February 4, 2013.

Prior to first quarter of 2014, the GMIB and VADBe businesses were reported within the Runoff Reinsurance segment.  Beginning with the first quarter of 2014, Cigna reports its run-off reinsurance business in Other Operations.  In addition, in this earnings release, Other Operations and Corporate have been combined under the heading “Corporate and Other Operations.” Prior year information has been conformed to the current presentation.

10.	2015 projected operating ratios exclude pending business combinations and are defined as follows:
•
Full year Total Commercial medical care ratio represents medical claims expense as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.

•	Full year Total Government medical care ratio represents medical claims expense as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•
Full year Global Health Care Operating Expense Ratio represents operating expenses excluding acquisition related amortization expense as a percentage of segment revenue in the Global Health Care segment.

11.
Global medical customer growth includes individuals who meet any one of the following criteria: are covered under a medical insurance policy or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims that are administered by Cigna.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2015, on both a consolidated and segment basis; projected consolidated revenue growth and global medical customer growth, each over year end 2014; projected medical care and operating expense ratios; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; and financing or capital deployment plans, including whether and to what extent we may engage in share repurchases.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; and unfavorable industry, economic or political conditions, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Exhibit 1
CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

REVENUES

Premiums	$6,906	$6,421	$27,214	$25,575
Fees	1,021	863	3,880	3,401
Net investment income	303	291	1,166	1,164
Mail order pharmacy revenues	614	494	2,239	1,827
Other revenues (1)	60	61	261	200
Total operating revenues	8,904	8,130	34,760	32,167
Net realized investment gains	24	21	154	213

Total	$8,928	$8,151	$34,914	$32,380

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)

Global Health Care	$371	$318	$1,646	$1,572
Global Supplemental Benefits	33	40	230	183
Group Disability and Life	85	66	317	311
Ongoing Operations	489	424	2,193	2,066
Corporate and Other	(43)	(37)	(197)	(134)

Total	$446	$387	$1,996	$1,932

SHAREHOLDERS' NET INCOME

Segment Earnings (Loss)

Global Health Care	$371	$287	$1,646	$1,517
Global Supplemental Benefits	33	32	230	175
Group Disability and Life	85	65	317	259
Ongoing Operations	489	384	2,193	1,951
Corporate and Other	(43)	(37)	(197)	(616)

Total	446	347	1,996	1,335
Net realized investment gains, net of taxes	21	14	106	141

Shareholders' net income	$467	$361	$2,102	$1,476

DILUTED EARNINGS PER SHARE

Adjusted income from operations (2)	$1.69	$1.39	$7.43	$6.79
Results of guaranteed minimum income benefits business, after-tax	-	-	-	0.09
Net realized investment gains, net of taxes	0.08	0.05	0.40	0.49
Special items, after-tax	-	(0.15)	-	(2.19)
Shareholders' net income	$1.77	$1.29	$7.83	$5.18
Weighted average shares (in thousands)	264,284	278,960	268,603	284,685
Common shares outstanding (in thousands)			259,276	275,526

SHAREHOLDERS' EQUITY at December 31,			$10,774	$10,567

SHAREHOLDERS' EQUITY PER SHARE at December 31,			$41.55	$38.35

Beginning with the first quarter of 2014, Cigna began reporting its run-off reinsurance business in Other Operations. In addition, Other Operations and Corporate have been combined under the heading "Corporate and Other." Prior year information has been conformed to the current presentation.

(1) Includes pre-tax futures and swaps contracts associated with the dynamic hedge program that was terminated after February 4, 2013 as a result of Cigna's agreement with Berkshire Hathaway in which Cigna effectively exited the run-off reinsurance business.

(2) Adjusted income (loss) from operations is defined as segment earnings excluding special items (identified and quantified on Exhibit 2) and results of Cigna's guaranteed minimum income benefits business. Segment earnings (loss) is defined as shareholders' net income (loss) before net realized investment gains (losses).

Exhibit 2
CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted
	Earnings						Global
	Per Share			Consolidated			Health Care

Three Months Ended,	4Q14	4Q13	3Q14	4Q14	4Q13	3Q14	4Q14	4Q13	3Q14

Adjusted income (loss) from operations	$1.69	$1.39	$1.95	$446	$387	$519	$371	$318	$434
Special items, after-tax:
Charge for organization efficiency plan	-	(0.15)	-	-	(40)	-	-	(31)	-

Segment earnings (loss)	1.69	1.24	1.95	446	347	519	$371	$287	$434

Net realized investment gains, net of taxes	0.08	0.05	0.06	21	14	15

Shareholders' net income	$1.77	$1.29	$2.01	$467	$361	$534

Special items, pre-tax:
Charge for organization efficiency plan	$-	$(60)	$-	$-	$(47)	$-

	Diluted
	Earnings				Global
	Per Share		Consolidated		Health Care

Year Ended December 31,	2014	2013	2014	2013	2014	2013

Adjusted income (loss) from operations	$7.43	$6.79	$1,996	$1,932	$1,646	$1,572

Results of guaranteed minimum income benefits business	-	0.09	-	25	-	-

Special items, after-tax:
Transaction costs associated with PBM services agreement		(0.08)	-	(24)	-	(24)
Charge related to reinsurance transaction	-	(1.78)	-	(507)	-	-
Charge for disability claims regulatory matter	-	(0.18)	-	(51)	-	-
Charge for organization efficiency plan	-	(0.15)	-	(40)	-	(31)

Segment earnings (loss)	7.43	4.69	1,996	1,335	$1,646	$1,517
Net realized investment gains, net of taxes	0.40	0.49	106	141

Shareholders' net income	$7.83	$5.18	$2,102	$1,476

Special items, pre-tax:
Transaction costs associated with PBM services agreement	$-	$(37)	$-	$(37)
Charge related to reinsurance transaction	-	(781)	-	-
Charge for disability claims regulatory matter	-	(77)	-	-
Charge for organization efficiency plan	-	(60)	-	(47)

	$-	$(955)	$-	$(84)

Exhibit 2
CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Global Supplemental			Group Disability			Corporate
	Benefits			and Life			and Other

Three Months Ended,	4Q14	4Q13	3Q14	4Q14	4Q13	3Q14	4Q14	4Q13	3Q14

Adjusted income (loss) from operations	$33	$40	$83	$85	$66	$55	$(43)	$(37)	$(53)
Special items, after-tax:
Charge for organization efficiency plan	-	(8)	-	-	(1)	-	-	-	-

Segment earnings (loss)	$33	$32	$83	$85	$65	$55	$(43)	$(37)	$(53)

Special items, pre-tax:
Charge for organization efficiency plan	$-	$(11)	$-	$-	$(2)	$-	$-	$-	$-

	Global Supplemental		Group Disability		Corporate
	Benefits		and Life		and Other

Year Ended December 31,	2014	2013	2014	2013	2014	2013

Adjusted income (loss) from operations	$230	$183	$317	$311	$(197)	$(134)

Results of guaranteed minimum income benefits business	-	-	-	-	-	25

Special items, after-tax:
Transaction costs associated with PBM services agreement	-	-	-	-	-	-
Charge related to reinsurance transaction	-	-	-	-	-	(507)
Charge for disability claims regulatory matter	-	-	-	(51)	-	-
Charge for organization efficiency plan	-	(8)	-	(1)	-	-

Segment earnings (loss)	$230	$175	$317	$259	$(197)	$(616)

Special items, pre-tax:
Transaction costs associated with PBM services agreement	$-	$-	$-	$-	$-	$-
Charge related to reinsurance transaction	-	-	-	-	-	(781)
Charge for disability claims regulatory matter	-	-	-	(77)	-	-
Charge for organization efficiency plan	-	(11)	-	(2)	-	-

	$-	$(11)	$-	$(79)	$-	$(781)